UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2020

Centric Brands Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, 6th Floor, New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

(646) 582-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Amendment and Waiver to First Lien Credit Facility

On April 20, 2020, Centric Brands Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 and Waiver (the “First Lien Amendment”) to its First Lien Credit Agreement, dated as of October 29, 2018 (the “First Lien Facility”), among the Company, each other loan party thereto, the lenders from time to time party thereto (collectively, the “First Lien Lenders”), Ares Capital Corporation, as the administrative agent, ACF Finco I LP, as the revolving agent and the collateral agent, and HPS Investment Partners, LLC, as the documentation agent (the agents are collectively referred to herein as the “First Lien Agents”). Capitalized terms used and not otherwise defined in this subsection have the meanings ascribed to such terms in the First Lien Amendment.

Pursuant to the First Lien Amendment, among other things, the Company, the First Lien Agents and the First Lien Lenders agreed to amend the First Lien Facility to: (a) increase the margin applicable to Revolving Loans by 1.00%; (b) increase the margin applicable to term loans by 2.00%, with interest payable-in-kind; and (c) limit future borrowings of Revolving Loans to the amount outstanding as of the date of the First Lien Amendment.

In addition, (a) the First Lien Agents and First Lien Lenders agreed (i) not to exercise any potential rights to exercise dominion over certain of the Company’s accounts, (ii) to extend the time within which the Company is required to deliver certain financial reports relating to the fiscal year ended December 31, 2019, and the related audit opinion and certifications, until the termination of the Waiver Period (as defined below), and (iii) not to implement any new, or increase any existing, reserves against the borrowing base applicable to Revolving Loans; and (b) the Company agreed (i) that it shall not, without the consent of certain First Lien Lenders, amend, modify or change the terms and conditions of its Receivables Purchase Agreement, dated as of October 29, 2018 (as amended, the “Receivables Facility”), among Spring Funding, LLC, as seller, the Company, as initial servicer, certain purchasers party thereto, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC, as structuring agent , and (ii) to pay to the First Lien Lenders a fee for the First Lien Amendment in an aggregate amount equal to the sum of 1.00% of the amount of the revolving loans and unused commitments outstanding plus 1.00% of the term loans outstanding, such fees, in each case, to be payable-in-kind.

The First Lien Agents and the First Lien Lenders also agreed to temporarily waive certain specified defaults (the “Specified Defaults”) that the Company advised the First Lien Agents and the First Lien Lenders have occurred and are continuing, including in respect of the Company’s failure to comply with certain financial covenants included in the First Lien Facility for the period ended March 31, 2020.  The foregoing waivers shall remain effective for a period (the “Waiver Period”) defined in the First Lien Amendment as the period beginning on the effective date of the First Lien Amendment and ending on the earliest to occur of (i) the occurrence of any Event of Default under subsection 7.01(h) or 7.01(i) of the First Lien Facility (a “Bankruptcy Default”), (ii) the occurrence of any Waiver Period Default (as defined below), and (iii) May 29, 2020.  The term “Waiver Period Default” is defined in the First Lien Amendment to mean (A) the occurrence of any Default or Event of Default other than the Specified Defaults, (B) the failure of the Company to comply timely with any term, condition, or covenant set forth in the First Lien Amendment, (C) the failure of any representation or warranty made by the Company under or in connection with the First Lien Amendment to be true and complete in all material respects as of the date when made or any other breach of any such representation or warranty, (D) any occurrence, event or change in facts or circumstances occurring on or after the date of the First Lien Amendment that would have a Material Adverse Effect, other than the potential impact associated with the COVID-19 pandemic, (E) the repudiation and/or assertion of any defense by the Company with respect to any Loan Document or the pursuit of any claim by the Company against any of the First Lien Agents, any First Lien Lender or any Indemnitee, (F) the termination or expiration of any other waiver or forbearance granted by another creditor of the Company, including, but not limited to, with respect to the Second Lien Facility (as defined below) and the agreements governing the Receivables Facility, (G) the Restructuring Term Sheet (as defined below) failing to be in a form acceptable to the First Lien Agents on or prior to May 11, 2020 or (H) the occurrence of any “Event of Termination” (or other similar term) (as defined in the agreements governing the Receivables Facility) or any other event or condition occurs that enables or permits (with all applicable grace periods having expired) the holder or holders of the Receivables Facility or any trustee or agent on its or their behalf to terminate such facility or cause such facility to become due, or to require the prepayment, repurchase, redemption or defeasance thereof (regardless of whether such event has been waived or cured).

The Company also agreed in the First Lien Amendment to certain additional requirements, including: (a) commencing for the week ending April 24, 2020, and weekly thereafter during the Waiver Period, to deliver to the First Lien Agents rolling 13-week cash flow reports and projections; and (b) to deliver to the First Lien Agents a restructuring term sheet proposal (the “Restructuring Term Sheet”) acceptable to the Company by no later than April 30, 2020, and acceptable to the First Lien Agents and the Company by no later than May 11, 2020.

The First Lien Agents and First Lien Lenders consented to the Second Lien Amendment (as defined below) as described below.

Amendment and Waiver to Second Lien Credit Facility

On April 20, 2020, the Company entered into Amendment No. 2 and Waiver (the “Second Lien Amendment”) to its Second Lien Credit Agreement, dated as of October 29, 2018 (the “Second Lien Facility”), among the Company, each other loan party thereto, the lenders from time to time party thereto (collectively, the “Second Lien Lenders”) and U.S. Bank National Association, as the administrative agent and collateral agent (the “Second Lien Agent”). Capitalized terms used and not otherwise defined in this subsection have the meanings ascribed to such terms in the Second Lien Amendment. The defined terms “Specified Defaults” and “Waiver Period,” as used with respect to the Second Lien Amendment, shall be modified to include reference to the Second Lien Agent, Second Lien Lenders, the Second Lien Facility, the Second Lien Amendment and other defined terms as used in the Second Lien Amendment, as applicable.

Pursuant to the Second Lien Amendment, among other things, the Company, the Second Lien Agent and the Second Lien Lenders agreed to amend the Second Lien Facility to increase the margin applicable to term loans by 2.00%, with interest payable-in-kind.

In addition, (a) the Second Lien Agent and Second Lien Lenders agreed (i) to permit the Company to pay all accrued interest on the term loans in-kind, and not in cash, for a period not less than one year from the date of the Second Lien Amendment, and (ii) to extend the time within which the Company is required to deliver certain financial reports relating to the fiscal year ended December 31, 2019, and the related audit opinion and certifications, until the termination of the Waiver Period; and (b) the Company agreed (i) that it shall not, without the consent of certain Second Lien Lenders, amend, modify or change the terms and conditions of the Receivables Facility, and (ii) to pay to the Second Lien Lenders a fee for the Second Lien Amendment in an amount equal to 1.00% of the amount of the term loan facility, such fee to be payable-in-kind.

The Second Lien Agent and the Second Lien Lenders also agreed to temporarily waive the Specified Defaults through the Waiver Period.

The Company also agreed in the Second Lien Amendment to certain additional requirements, including: (a) commencing for the week ending April 24, 2020, and weekly thereafter during the Waiver Period, to deliver to the Second Lien Agent rolling 13-week cash flow reports and projections; and (b) to deliver to the Second Lien Agent a Restructuring Term Sheet acceptable to the Company by no later than April 30, 2020, and acceptable to the Second Lien Agent and the Company by no later than May 11, 2020.

The Second Lien Agent and Second Lien Lenders consented to the First Lien Amendment.

The foregoing descriptions are only summaries of the material provisions of the First Lien Amendment and Second Lien Amendment and are qualified in their entirety by reference to the copies of the First Lien Amendment and Second Lien Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1

Amendment No. 2 and Waiver to Credit Agreement, dated as of April 20, 2020, by and among Centric Brands Inc., each other loan party thereto, the lenders from time to time party thereto, Ares Capital Corporation, as the administrative agent, ACF Finco I LP, as the revolving agent and the collateral agent, and HPS Investment Partners, LLC, as the documentation agent.

10.2

Amendment No. 2 and Waiver to Credit Agreement, dated as of April 20, 2020, by and among Centric Brands Inc., each other loan party thereto, the lenders from time to time party thereto and U.S. Bank National Association, as the administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRIC BRANDS INC.

Date: April 21, 2020	By:	/s/ Andrew R. Tarshis
		Name:	Andrew R. Tarshis
		Title:	Executive Vice President and General Counsel